                                UNDERWRITING AND
                        ADMINISTRATIVE SERVICES AGREEMENT

This AGREEMENT effective this 1st day of May, 2008 between and among Commonwealth Annuity and Life Insurance Commonwealth Annuity, a Massachusetts corporation ("Commonwealth Annuity"), on its own behalf and on behalf of each of its separate investment accounts (collectively, the "Accounts") as set forth in Appendix A hereto, and Epoch Securities, Inc., a Delaware corporation ("Epoch").

WHEREAS, Commonwealth Annuity and the Accounts issue certain variable annuity contracts or variable insurance policies (the "Contracts") which may be deemed to be securities under the Securities Act of 1933 (the "1933 Act"), and the laws of some states;

WHEREAS, Epoch, an affiliate of Commonwealth Annuity, is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA," formerly known as the National Association of Securities Dealers, Inc.).

WHEREAS, the parties desire Epoch to act as principal underwriter for the Accounts set forth in Exhibit A, as may be amended from time-to-time by mutual consent of the parties, to enter into selling agreements with independent broker-dealers in connection with the sale of the contract, and to assume full responsibility for the securities activities of all "persons associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with Epoch and engaged directly or indirectly in the variable contract operations (the "associated persons");

WHEREAS, the parties desire to have Commonwealth Annuity perform certain administrative services on behalf of Epoch in connection with the sale and servicing of the contracts;

NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

1. Commonwealth Annuity hereby appoints Epoch as the principal underwriter of the Contracts. Epoch will promote such Variable Contracts in those states in which Commonwealth Annuity has variable contract authority and in which the Contracts are qualified for sale under applicable state law, as Commonwealth Annuity shall so notify Epoch from time to time. Epoch shall suspend its efforts to effectuate sales of the Contracts in such jurisdictions as Commonwealth Annuity may request at any time.

2. Epoch shall assume responsibility for the activities of all persons engaged directly or indirectly in the promotion of the solicitation of the Contracts, including but not limited to the continued compliance by itself and its associated persons with the FINRA Rules of Practice and Federal and state securities laws, to the extent applicable in connection with the sale of the contracts.

3. Epoch may enter into sales agreements and/or services agreements with independent broker-dealers for the sale and/or servicing of the Contracts through their registered

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representatives; provided, however, that no such registered representative shall be allowed to participate in the solicitation of the Contracts unless such person has been appointed to solicit variable contracts by Commonwealth Annuity in any state in which such solicitations may occur. All such agreements shall provide that each independent broker-dealer will assume full responsibility for continued compliance by itself and its associated persons with applicable laws and regulations, including but not limited to the FINRA Rules of Fair Practice and Federal and state securities laws.

4. Epoch agrees that it will not use any sales literature, as defined under the rules of the FINRA or by the statutes or regulations of any state in which the Contracts may be solicited, unless such material has received prior written approval by Commonwealth Annuity. Epoch, directly or through Commonwealth Annuity as its agent, will make timely filings with the SEC, FINRA, and any other securities regulatory authorities of all reports and any sales literature relating to the Accounts, as may be required by statutes or regulations to be filed by the principal underwriter.

5. On behalf of the Accounts, Commonwealth Annuity will prepare and submit (a) all registration statements and prospectuses (including amendments) and all reports required by law to be filed by the Accounts with Federal and state securities regulatory authorities, and (b) all notices, proxies, proxy statements, and periodic reports that are to be transmitted to persons having voting rights with respect to the Accounts.

6. Commonwealth Annuity will, except as otherwise provided in this Agreement, bear the cost of all services and expenses, including legal services and expenses, filing fees, and other fees incurred in connection with (a) registering the Accounts and contracts and qualifying the contracts for sale in the various states, (b) preparing, printing, and distributing all registration statements and prospectuses (including amendments), contracts, notices, periodic reports, and proxy solicitation material and (c) preparing, printing and distributing advertising and sales literature used by Epoch or furnished by Epoch to broker-dealers in connection with offering the contracts.

7. All costs associated with the variable contract compliance function including, but not limited to, fees and expenses associated with qualifying and licensing associated persons with Federal and state regulatory authorities and the FINRA and with performing compliance-related administrative services, shall be allocated to Commonwealth Annuity. To the extent that Epoch incurs out-of-pocket expenses in connection with the variable contracts compliance function, Commonwealth Annuity shall reimburse Epoch for such expenses.

8. Sales commissions and other compensation, if any, due to broker-dealers for the sale of Contracts shall be paid by Commonwealth Annuity through Epoch. Epoch will reflect such commissions and other compensation on its books and records, or as otherwise required or permitted by applicable statutes or regulations. Commonwealth Annuity, as agent for Epoch, agrees to transmit all sales commissions and other compensation to broker-dealers having a sales agreement with Epoch. Epoch or Commonwealth Annuity, as agent for Epoch, shall pay all other remuneration due any other persons for other activities relating to the sale of the Contracts.

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Commonwealth Annuity shall reimburse Epoch fully and completely for all amounts, if any, paid by Epoch to any person pursuant to this Section.

9. Commonwealth Annuity shall, as agent for Epoch, (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained by Epoch in connection with the offer and sale of the Contracts, which books and records shall remain the property of Epoch, and shall at all times be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act and by all other regulatory bodies having jurisdiction over the Contracts, and (b) send a written confirmation for each contract transaction reflecting the facts of the transaction and showing that it is being sent by the Company on behalf of Epoch (acting in the capacity of principal underwriter for the Accounts), in conformance with the requirements of Rule 10b-10 of the 1934 Act.

10. Each party hereto shall advise the others promptly (a) of any action of the SEC or any state or federal authorities which affects the registration or qualification of the Accounts or the contracts, or the right to offer the contracts for sale, and (b) of any fact or event which makes untrue any statement in the registration statement or prospectus, or which requires the making of any change in the registration statement or prospectus, in order to make the statements therein not misleading.

11. Commonwealth Annuity agrees to be responsible to the Accounts for all sales and administrative expenses incurred in connection with the administration of the Contracts and the Accounts other than applicable taxes arising from income and capital gains of the Accounts and any other taxes arising from the existence and operation of the Accounts.

12. As compensation for services performed and expenses incurred under this Agreement, Commonwealth Annuity will receive the charges and deductions as provided in each outstanding series of Commonwealth Annuity's Contracts. Epoch will be reimbursed by Commonwealth Annuity for the costs and expenses it incurs, as set forth in Section 7 above, and may receive additional compensation, if any, as may be agreed upon by the parties from time-to-time. If Epoch receives compensation from any third party in connection with services related to the Contracts, and such services have been or will be directly or indirectly provided by Commonwealth Annuity, Epoch shall pay such compensation to Commonwealth Annuity.

13. Each party hereto shall each comply with all applicable provisions of the Investment Company Act of 1940, Securities Act of 1933 and of all Federal and state securities and insurance laws, rules and regulations governing the issuance and sale of the Contracts. Each party hereto agrees to furnish any other state insurance commissioner or regulatory authority with jurisdiction over the contracts with any information or reports in connection with services provided under this Agreement which may be requested in order to ascertain whether the variable insurance product operations of Commonwealth Annuity are being conducted in a manner consistent with applicable statutes, rules and regulations.

14. Commonwealth Annuity agrees to indemnify Epoch against any and all claims, liabilities and expenses including but not limited to reasonable attorneys fees which Epoch may incur under the Investment Company Act of 1940, Securities Act of 1933 and all Federal and

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state securities and insurance laws, rules and regulations governing the issuance and sale of the Contracts, common law or otherwise, arising out of or based upon any alleged untrue statements of material fact contained in any registration statement or prospectus of the Account, or any alleged omission to state a material fact therein, the omission of which makes any statement contained therein misleading or of any alleged act or omission in connection with the offering, sale or distribution of the Contracts by any registered representatives or associated persons of a FINRA member broker-dealer which has an agreement with Epoch.

Epoch agrees to indemnify Commonwealth Annuity and the Accounts against any and all claims, demands, liabilities and expenses, including but not limited to reasonable attorneys fees, which Commonwealth Annuity or the Accounts may incur, arising out of or based upon any act of Epoch or of any registered representative of a FINRA member investment dealer which has an agreement with Epoch and is acting in accordance with Commonwealth Annuity's instructions. Commonwealth Annuity acknowledges that Epoch may similarly attempt to hold such FINRA member broker-dealer responsible for the acts of registered representatives and associated persons; and to the extent Commonwealth Annuity is obligated to indemnify Epoch under this Agreement, Epoch agrees to assign its rights against such broker-dealers to Commonwealth Annuity.

15. This Agreement shall upon execution become effective as of the date first above written, and

(a) unless otherwise terminated, this Agreement shall continue in effect from year-to-year;

(b) this Agreement may be terminated by any party at any time upon giving 60 days' written notice to the other parties hereto; and

(c) this Agreement shall automatically terminate in the event of its assignment.

16. The initial Accounts and Contracts covered by this Agreement are set forth in Appendix A. This Agreement, including Appendix A, may be amended at any time by mutual consent of the parties.

17. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

COMMONWEALTH ANNUITY                    EPOCH SECURITIES, INC.
AND LIFE INSURANCE COMPANY


By: /s/ Michael Reardon                 By: /s/ Margot Wallin
    ---------------------------------       ------------------------------------
Name: Michael Reardon                   Name: Margot Wallin
Title: President and CEO                Title: Chief Compliance Officer

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                                   APPENDIX A

                               ANNUITY CONTRACTS*

POLICY FORM   MARKETING OR PRODUCT NAME
-----------   -------------------------
A3019-92      Delaware Medallion I
A3020-92      Allmerica Select Resource I
A3022-93      Delaware Medallion II
A3023-95      Pioneer Vision 1
A3025-96      Allmerica Select Resources II, Delaware Medallion III, Pioneer
              Vision 2, Scudder Gateway Elite
A3026-96      Scudder Gateway Custom
A3027-98      Kemper Advisor, Pioneer C-Vision, Select Charter
A3028-99      Delaware Golden Medallion, Pioneer Xtra Vision, Scudder Gateway
              Plus, Select Reward
A3031-99      Allmerica Select Acclaim
A3035-00      Kemper SBD with EDB, Scudder Gateway Incentive
A3037-02      Allmerica Optim-L
A3038-02      Gateway Plus II

----------
* This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

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                        ANNUITY RIDERS AND ENDORSEMENTS*
       (TO THE EXTENT APPLICABLE TO THE VARIABLE ANNUITY CONTRACTS ABOVE)

                                          LIBERALIZATION OF      LIVING BENEFIT
                                        SURRENDER CHARGES OR   (ACCELERATED DEATH
            DEATH BENEFITS                WITHDRAWAL RIGHTS         BENEFIT)        PREMIUM TAX ENDORSEMENT
-------------------------------------   --------------------   ------------------   -----------------------
3134-79   3260-99   3290-01   3309-02          3167-82              VAB9-94                 3230-92
3197-84   3263-99   3291-00   3311-02          3168-82              2001-91                 3232-92
3198-84   3264-99   3292-00   3312-02          3169-82               246-92                 3240-92
3231-92   3265-99   3293-00   3313-02         3170L-88               249-94                 3241-92
3235-92   3266-99   3303-02   3314-02         3173L-88                                      3242-92
3249-96   3271-99   3304-02   3315-02         3174L-90            ANNUITIZATION             3243-92
3260-99   3272-99   3305-02   3316-02          3239-96              A3104-74
3301-00   3273-99   3306-02   3317-02          3244-96              A3259-99            IRA ENDORSEMENT
3240-01   3288-00   3307-02   3318-02                               A3268-99                3199-92
3241-01   3289-01   3308-02                                         A3269-99                3261-98
TSA ENDORSEMENT - 3166-81 AND 3250-96

                                  MISCELLANEOUS

3150-80       Guaranteed Interest on General Account
3181-83       Qualified Annuities - Separate Account Usage
3183-83       Qualified Annuities - Separate Account Usage
3184-83       Non-Qualified Annuities - Separate Account Usage
3201-84       General Endorsement - SEC Exemption 27(c)(i)
3214-85       Loan Privilege
3215-85       Loan Privilege
3237-93       Elective Payment Endorsement
3245-96       Waiver of Surrender Charges
3246-96       Disability Rider/Waiver of Surrender
3247-96       Disability Rider/Waiver of Surrender
3248-96       Living Benefits Rider
3252-97       HO/BIP
3262-99       15 Day Money Market Endorsement
END 4002-98   NY Automatic Reallocation Endorsement
3267-99       MAF: Rider
3270-99       APR Rider
3274-99       Group/Employee Endorsement
3275-99       Group/Employee Endorsement
3276-99       Qualified Contracts Endorsements
3297-00       Group Policy Endorsement
3298-00       Kemper Value Enhancement Endorsement
3319-99       Discount Rider
8054-95       Name Change

----------
* This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

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                            VARIABLE LIFE CONTRACTS*

POLICY FORM   MARKETING NAME
-----------   --------------
1026-94       Select Variable Inheiritage
1027-95       Select Life
1030-96       Select SPVUL 2nd to-die, Select SPVUL Single Life, SPL II (Select)
1033-99       CPA, Scudder VEL, Select Life Plus, VEL 2001 (Select)
1034-99       Survivorship VUL (Select)

                          LIFE RIDERS AND ENDORSEMENTS
     (TO THE EXTENT APPLICABLE TO THE VARIABLE LIFE CONTRACTS LISTED ABOVE)*

  LIVING BENEFIT
(ACCELERATED DEATH                       GUARANTEED DEATH
     BENEFIT)        WAIVER OF PREMIUM   BENEFITS RIDERS    OTHER INSURED RIDER   EXCHANGE OPTION RIDERS
------------------   -----------------   ----------------   -------------------   ----------------------
    END 239-91            1074-86            1091-97              1067-86                 1069-87
      1089-95             1086-94            1099-97              1081-94                 1090-95
      6005-96            CL1086-99            10490               1088-95                 VEOP-94
     CL1089-99           TA1094-97          CL1099-99            CL1088-99                1084-94
     TA1101-98            VDBR-94           TA1100-98             VOIR-94
     TA1093-97            1085-94           TA1098-97           FUIT 1088-99       CHILDREN'S INSURANCE
                                                                                          RIDERS
      VAB9-94          FUIT 1086-99        FUIT 1099-99                                   1068-84
      2001-91             250-95                                                          1068-95
      246-92                                                                             TA1096-97
      249-94                                                                              1082-94

TERM LIFE INSURANCE   REFUND OF SALES LOAD/EXCHANGE       GUARANTEED       ACCIDENTAL DEATH
      RIDERS*           TO TERM INSURANCE OPTION      INSURABILITY RIDER       BENEFITS       1035 EXCHANGE RIDERS
-------------------   -----------------------------   ------------------   ----------------   --------------------
       1103-99                  END 268-97                  1066-86             1063-83              8056-96
      CL1103-99                 END 270-97                  1087-95             1080-94             TA1102-98
      1105P-00                  END 283-99P                TA1097-97           CL1089-99
       1078-92                                              UGIR-94
       1092-96                                              1083-94

----------
* This list shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.

                                  MISCELLANEOUS

230-86       Under 18 Non-Smoker Notice
236-88       Limitation of Liability
237-90       Interest Rate
238-90       Interest Rate
241-91       War Exclusion
242-91       Increase and Earn Exchange
243-91       EL & Endorsement
244-91       Guideline Premium Sum Insured
247-93       VEL & Payor Endorsement
251-95       Minimum Sum Insured Table Endorsement
257-95       Group Variable Universal Life
259-96       Cash Value Test
269-97       Cash Value Accumulation Test
295-01       Loan Interest Endorsement (1033-99)
296-01       Loan Interest Endorsement (1034-99)
289-00       Group Private Placement Endorsement
290-00       Group Private Placement Endorsement
291-00       Policy Loan and Death Benefit Endorsement
293-01       Policy Loan and Partial Withdrawal Endorsement
1079-94      Four Year Term Rider
1076-89      Policy Split Option
1104-99      Survivor Term
END 260-96   Preferred Loan Provision
END 264-96   TSA Endorsement
END 263-96   Paid Up Insurance Benefit
252-95       Name Change

----------
* The list in Schedule 2 shall be deemed to include applications, specification pages, state variations, certificates, binders and administrative forms that are included and part of the Insurance Contracts. Certain forms, riders and endorsements may have different or no form numbers and may have been filed for different distribution channels and products. Therefore, the letter prefix and numeric suffix to the form numbers can vary. This list shall be deemed to include those variations.


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